                                   EXHIBIT 5

                                                                       EXHIBIT 5

                            CRAVATH, SWAINE & MOORE
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, N.Y. 10019

                                                                October 27, 1994

                             IBM CREDIT CORPORATION

Dear Sirs:

     We have acted as counsel for IBM Credit Corporation, a Delaware corporation (hereinafter called the "Company"), in connection with the proposed issuance of $2,500,000,000 principal amount of debt securities (the "Debt Securities") of the Company to be issued under an Indenture dated as of January 15, 1989 (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (a) the Certificate of Incorporation of the Company; (b) the By-laws of the Company; and (c) the Indenture.

Based upon the foregoing, we are of opinion as follows:

     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. Assuming that the Indenture has been duly executed and delivered by the Company and the Trustee and that the Debt Securities have been duly authorized, executed and delivered on behalf of the Company in accordance with the Indenture, authenticated by the Trustee and sold by the Company, the Debt Securities will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect).

     We know that we may be referred to, as counsel who has passed upon the validity of the Debt Securities on behalf of the Company, in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Debt Securities filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto.

                                          Very truly yours,

                                          CRAVATH, SWAINE & MOORE

IBM Credit Corporation,
   290 Harbor Drive,
       P.O. Box 10399,
           Stamford, Connecticut 06904-2399.